UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8023 Vantage Dr., Suite 660, San Antonio, Texas	78230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 614-7240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Forbearance Agreement and Amendment to Post Road Loan Documents

On February 2, 2024 (with effect from December 31, 2023), Digerati Technologies, Inc. (the “Company”) and Verve Cloud, Inc., a Nevada corporation formerly known as T3 Communications, Inc., a Nevada corporation that is a controlled subsidiary of the Company (“Verve Cloud”), and Verve Cloud’s subsidiaries (Verve Cloud and its subsidiaries, collectively, the “Verve Cloud Nevada Parties”), Post Road Administrative LLC and its affiliate Post Road Special Opportunity Fund II LP (collectively, “Post Road”), entered into a Third Forbearance Agreement and Amendment to Loan Documents (the “Third Forbearance Agreement”), which (a) extends the maturity date of our term loan C note with Post Road from December 31, 2023, to November 17, 2024 (which is also the maturity date of the other loans outstanding under the credit agreement, dated as of November 17, 2020 (as amended, supplemented and otherwise modified from time to time, including by the Third Forbearance Agreement, the “Post Road Credit Agreement”), among the Verve Cloud Nevada Parties, Post Road and, with respect to certain sections thereof, the Company), (b) provides that Post Road and the other lenders under the Post Road Credit Agreement shall forbear through November 17, 2024 from exercising their rights and remedies under the loan documents and applicable law with respect to the Specified Defaults (as defined below) and (c) amends certain other provisions of the Post Road Credit Agreement, as described herein.

The Third Forbearance Agreement provides for forbearance with respect to the following events of default that have occurred and are continuing under the Post Road Credit Agreement (the “Specified Defaults”), consisting of (a) the existing events of default that were the subject of the forbearance granted under the Second Forbearance Agreement, Amendment to Loan Documents and Limited Consent, dated as of November 22, 2023 (with effect from November 2, 2023) (the “Second Forbearance Agreement”), among the Company, the Verve Cloud Nevada Parties, the lenders party thereto and Post Road, (b) certain events of default that have occurred since November 2, 2023, and remain continuing and (c) certain events of default that are expected to arise before November 17, 2024. The Third Forbearance Agreement replaces the Second Forbearance Agreement, which expired in accordance with its terms on December 31, 2023.

The forbearance provided under the Third Forbearance Agreement will expire on the earliest to occur of (a) November 17, 2024, (b) any other event of default not constituting a Specified Default enumerated in the Third Forbearance Agreement or (c) any failure of the Company or any Verve Cloud Nevada Party to comply with any requirement of the Third Forbearance Agreement. The Third Forbearance Agreement does not waive the Specified Defaults nor does it impair the ability of Post Road to exercise its rights and remedies after the expiration of the forbearance. After the expiration of the forbearance provided under the Third Forbearance Agreement, Post Road will be immediately entitled to exercise any and all rights and remedies it has under the loan documents and applicable law, including the right to foreclose on some or all of the assets of the Verve Cloud Nevada Parties.

In addition to the foregoing terms, the Third Forbearance Agreement amends certain other provisions of the Post Road Credit Agreement and the related promissory notes, which amendments include, without limitation, (a) permitting incurrence of up to $2,000,000 of new indebtedness under the Revolving Credit Facility (as defined and further described below), (b) providing that all interest otherwise due under the Post Road Credit Agreement prior to November 17, 2024 (including all currently accrued and unpaid interest), shall, at the option of Verve Cloud, be instead added to the principal balance of the applicable loans, (c) eliminating the financial covenants in Section 11.12 of the Post Road Credit Agreement requiring the Verve Cloud Nevada Parties to not exceed a maximum senior leverage ratio, to maintain at least a specified minimum level of EBITDA and to not exceed a maximum amount of capital expenditures, (d) resetting the minimum liquidity covenant at $750,000, (e) resetting the minimum fixed charge ratio covenant at 1.25 to 1.00 and (f) resetting the maximum churn covenant to 3.0%.

Post Road earned an amendment fee of 3.0% of the outstanding principal balance under the Post Road Credit Agreement (including accrued and unpaid interest and the minimum return payment owed under the term loan C note), which amount was added to the principal balance of under the Post Road Credit Agreement. After giving effect to the amendment fee, the principal balance owed by the Verve Cloud Nevada Parties to Post Road and its affiliates, as of February 2, 2024, was approximately $41,279,000.

The foregoing summary of the Third Forbearance Agreement contains only a brief description of the material terms of the Third Forbearance Agreement and such description is qualified in its entirety by reference to the full text of the Third Forbearance Agreement, filed herewith as Exhibit 10.1, and incorporated by reference herein.

Entry into Loan and Security Agreement with Thermo Communications Funding, LLC

On February 2, 2024, the Verve Cloud Nevada Parties entered into a loan and security agreement (the “Revolving Credit Agreement”) among the Verve Cloud Nevada Parties, Thermo Communications Funding, LLC, as agent for the lenders parties thereto (in such capacity, the “Revolving Agent”), and the lenders named therein (the “Revolving Lenders”), which provides for a revolving credit facility in an aggregate amount not to exceed the lesser of (a) a borrowing base calculated based on the Verve Cloud Nevada Parties’ eligible accounts receivable balance and (b) $2,000,000 (the “Revolving Facility”) evidenced by a promissory note (the “Revolving Note”).

Pursuant to the Revolving Credit Agreement, amounts borrowed under the Revolving Credit Facility are secured by liens on the same assets that serve as collateral for the obligations under the Post Road Credit Agreement, consisting of substantially all of the assets of the Verve Cloud Nevada Parties, subject to an intercreditor agreement, dated as of February 2, 2024, among Post Road, the Revolving Agent and the Revolving Lenders (the “Intercreditor Agreement”).

Amounts outstanding under the Revolving Note bear interest at a floating rate per annum equal to the greater of (a) the Wall Street Journal prime rate (currently 8.50%) plus 2.75% and (b) 10.50%. In addition, the Verve Cloud Nevada Parties are required to pay a monthly monitoring fee of $10,000 to the Revolving Agent. The Revolving Credit Agreement contains customary representations and warranties, events of default and covenants in favor of the Revolving Agent and Revolving Lenders.

The Revolving Facility may be terminated in whole, but not in part, by paying outstanding amounts thereunder plus a premium equal to (a) within six months of the effectiveness of the Revolving Credit Agreement, 1% of the maximum amount of the Revolving Note, multiplied by the number of months remaining until maturity, divided by 12 and (b) thereafter, 0.5% of the maximum amount of the Revolving Note, multiplied by the number of months remaining until maturity, divided by 12. No premium is payable if the Revolving Facility is terminated within 30 days of its stated maturity date.

The Revolving Facility matures on February 1, 2025.

The foregoing summary of the Revolving Credit Agreement, Revolving Note and Intercreditor Agreement contains only a brief description of the material terms of the Revolving Credit Agreement, Revolving Note and Intercreditor Agreement and such description is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, Revolving Note and Intercreditor Agreement, filed herewith as Exhibits 10.2, 10.3 and 10.4, and incorporated by reference herein.

Extension and Forbearance Agreements With Holders of Convertible Notes; Warrant Exchange Agreements; Convertible Note Amendments

As a condition to entering into the Second Forbearance Agreement with Post Road, on February 2, 2024 (with effect as of December 31, 2023), the Company entered into a separate Second Extension and Forbearance Agreement (each, an “Extension Agreement”) with each holder of its convertible notes. Under the applicable Extension Agreements, each holder of a convertible note (each, a “Holder”) agreed that (a) all payments otherwise due and payable under such convertible note prior to December 31, 2024 would, instead, be due and payable on December 31, 2024, (b) such Holder will forbear from exercising its rights and remedies under such convertible note and applicable law with respect to all existing defaults as of December 31, 2023, and certain future defaults expected to arise prior to December 31, 2024, through December 31, 2024, and (c) the obligations under such convertible note are expressly contractually subordinated to the prior payment in full of all obligations under the Credit Agreement.

The forbearance provided under each Extension Agreement will expire on December 31, 2024. In addition, each Holder will retain its ability to exercise its rights and remedies under its convertible notes with respect to the occurrence of certain future events of default that are not the subject of the forbearance under its Extension Agreement. The Extension Agreements do not waive any events of default nor do they impair the ability of the Holders to exercise their rights and remedies after the expiration of the forbearance (subject to the terms of the Extension Agreements relating to subordination). After the expiration of the forbearance provided under its Extension Agreement, each Holder will be immediately entitled to exercise any and all rights and remedies it has under its convertible notes and applicable law.

The Extension Agreement entered into by each holder of convertible notes without an associated warrant agreement (the “Non-Warrant Notes”) is identical in all material respects to the Extension Agreement of each other holder of Non-Warrant Notes. The Extension Agreement entered into by each holder of convertible notes with an associated warrant agreement (the “Warrant Notes”) is identical in all material respects to the Extension Agreement of each other holder of Warrant Notes.

Additional Terms Relating to Non-Warrant Notes

As consideration for its entry into its Extension Agreement, each Holder of a Non-Warrant Note received a fee in an amount equal to 3.0% of the principal amount of such Non-Warrant Note as of December 31, 2023 (without giving effect to any accrued interest, paid-in-kind interest, increase thereof following default or premium thereon), which fee was earned on February 2, 2024 and is payable on December 31, 2024.

As additional consideration for its entry into its Extension Agreement, the Company agreed with each Holder of a Non-Warrant Note that, with respect to a portion of such Non-Warrant Note equal to 40% of the outstanding principal amount of such Non-Warrant Note on December 31, 2023, without giving effect to any increase in principal in respect of accrued interest, paid-in-kind interest, principal increase resulting from the occurrence of a default thereunder or premium thereon (the “Outstanding Principal Amount”), the price at which such amount may be converted into common stock, par value $0.001 per share, of the Company (“Common Stock”) shall be deemed to be $0.05; provided, that, no more than an amount equal to 10% of the Outstanding Principal Amount of each such Non-Warrant Note may be converted into Common Stock in any calendar quarter ending March 31, June 30, September 30 or December 31, at such lower conversion price.

The foregoing summary of the Extension Agreement with respect to each Non-Warrant Note contains only a brief description of the material terms of such Extension Agreement and such description is qualified in its entirety by reference to the full text of the Form of Second Extension and Forbearance Agreement (Non-Warrant Notes), filed herewith as Exhibit 10.5, and incorporated by reference herein.

Additional Terms Relating to Warrant Notes

As consideration for entry by the Holders of Warrant Notes into their Extension Agreements, the principal amount of each Warrant Note as of December 31, 2023 (without giving effect to any accrued interest, paid-in-kind interest, increase thereof following default or premium thereon) was increased by 3.0% on February 2, 2024.

In addition to its entry into an Extension Agreement, on February 2, 2024, each Holder of Warrant Notes entered into a separate amendment to such Warrant Notes with the Company (each, a “Conversion Rate Amendment”). Each such Conversion Rate Amendment provides that the price at which all or a portion of the balance of such Warrant Notes may be converted into Common Stock shall be reduced to $0.05, provided that (a) no more than 20% of the Outstanding Principal Amount of such Warrant Notes (the “Applicable Portion”) may be converted into Common Stock at such lower price and (b) sale, transfer or disposition of the shares of Common Stock issued to the Holder at such lower price shall be limited at all times prior to September 30, 2024 as follows: (i) a number of such shares not exceeding 25% of the maximum number of shares of Common Stock assuming conversion of the Applicable Portion (the “Applicable Share Maximum”) may be sold, transferred, or disposed of by the Holder through March 31, 2024, (ii) up to 50% of the Applicable Share Maximum may be sold, transferred, or disposed of by the Holder during the period beginning on April 1, 2024 and continuing through June 30, 2024 and (iii) up to 75% of the Applicable Share Maximum may be sold, transferred, or disposed of by the Holder during the period beginning on July 1, 2024 and continuing through September 30, 2024. After September 30, 2024, the Holder may sell, transfer or dispose of all remaining shares of Common Stock resulting from conversion of the Applicable Portion.

On February 2, 2024, each Holder of Warrant Notes also entered into a warrant exchange agreement with the Company (each, a “Warrant Exchange Agreement”). Pursuant to the Warrant Exchange Agreements, the Company agreed to exchange the warrants held by each such Holder to purchase Common Stock of the Company, which were issued to such Holders in connection with their extension of credit to the Company in the form of their related Warrant Notes, for Common Stock. As a result of entry into the Warrant Exchange Agreements, the Company exchanged warrants to purchase 14,000,246 shares of Common Stock for 8,161,945 shares of Common Stock on a cashless basis.

The foregoing summary of the Extension Agreements with respect to Warrant Notes, the Conversion Rate Amendments and the Warrant Exchange Agreements contains only a brief description of the material terms of such Extension Agreements, Conversion Rate Amendments and Warrant Exchange Agreements and such description is qualified in its entirety by reference to the full text of the relevant documents, filed herewith as Exhibits 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16 and 10.17 and incorporated by reference herein.

Extension and Forbearance Agreements With Next Level Sellers

As a condition to entering into the Second Forbearance Agreement with Post Road, on February 2, 2024 (with effect as of December 31, 2023), Verve Cloud and the holders (the “NLI Sellers”) of certain promissory notes issued by Verve Cloud on February 4, 2022, as consideration for the purchase by Verve Cloud of the equity interests of Next Level Internet, Inc. (as amended, supplemented and otherwise modified from time to time, the “NLI Notes”) entered into Extension and Forbearance Agreements (the “NLI Extension Agreements”) with respect to the obligations of Verve Cloud under the NLI Notes. Under the NLI Extension Agreements, the parties agreed that (a) all payments otherwise due and payable under the NLI Notes prior to December 31, 2024 would, instead, be due and payable on December 31, 2024, (b) each NLI Seller will forbear from exercising its rights and remedies under the NLI Notes and applicable law with respect to all existing defaults as of December 31, 2023, and certain future defaults expected to arise prior to December 31, 2024, through December 31, 2024, (c) the overdue obligations under the NLI Notes will bear interest at a rate of 10% per annum from December 31, 2024 (with such accrued interest payable on December 31, 2024) and (d) each NLI Seller will receive a fee equal to 3.0% of the principal amount of the obligations due to such NLI Seller, such fee being earned on signing of the NLI Extension Agreement and payable on December 31, 2024.

The foregoing summary of the NLI Extension Agreements contains only a brief description of the material terms of the NLI Extension Agreements and such description is qualified in its entirety by reference to the full text of the NLI Extension Agreements, filed herewith as Exhibits 10.6 and 10.7, and incorporated by reference herein.

Extension and Forbearance Agreements With Skynet Sellers

As a condition to entering into the Second Forbearance Agreement with Post Road, on February 2, 2024 (with effect as of December 31, 2023), the Company, its subsidiary Verve Cloud, Inc. (formerly known as Shift8 Networks, Inc.) (“Verve Cloud Texas”) and the seller parties named therein (the “Skynet Sellers”) entered into an Extension and Forbearance Agreement (the “Skynet Extension Agreement”) with respect to the obligations of Verve Cloud Texas and the Company under the Asset Purchase Agreement, dated as of December 31, 2021 (as amended, supplemented or otherwise modified from time to time, the “Skynet Purchase Agreement”), among the Company, Verve Cloud Texas and the Skynet Sellers, pursuant to which the Company purchased certain assets from the Skynet Sellers. Under the Skynet Extension Agreement, the parties agreed that (a) all payments otherwise due and payable under the Skynet Purchase Agreement prior to December 31, 2024 would, instead, be due and payable on December 31, 2024, (b) each Skynet Seller will forbear from exercising its rights and remedies under the Skynet Purchase Agreement and applicable law with respect to all existing defaults as of December 31, 2023, and certain future defaults expected to arise prior to December 31, 2024, through December 31, 2024, (c) the overdue obligations under the Skynet Purchase Agreement will bear interest at a rate of 10% per annum from the date originally due (with such accrued interest payable on December 31, 2024) and (d) each Skynet Seller will receive a fee equal to 3.0% of the principal amount of the obligations due to such Skynet Seller, such fee being earned on signing of the Skynet Extension Agreement and payable on December 31, 2024.

The foregoing summary of the Skynet Extension Agreement contains only a brief description of the material terms of the Skynet Extension Agreement and such description is qualified in its entirety by reference to the full text of the Skynet Extension Agreement, filed herewith as Exhibit 10.8, and incorporated by reference herein.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information regarding the Credit Agreement and the Loan and Security Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth above under Item 1.01 are incorporated herein by reference. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the Warrants pursuant to the Warrant Exchange Agreements was made in reliance upon the exemption from the registration requirements under Section 3(a)(9) under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Forbearance Agreement and Amendment to Loan Documents and Limited Consent, dated as of February 2, 2024, among Verve Cloud, Inc. (Nevada), Verve Cloud, Inc. (Texas), T3 Communications, Inc., Nexogy, Inc. and Next Level Internet, Inc., the lenders parties thereto and Post Road Administrative LLC, as administrative agent for the lenders, and acknowledged by and agreed to by Digerati Technologies, Inc.
10.2	Loan and Security Agreement, dated as of February 2, 2024, among Aegis Venture Fund, LLC, as a lender, Thermo Communications Funding, LLC, as a lender and as agent for itself and the other lenders, Verve Cloud, Inc. (Nevada), Verve Cloud, Inc. (Texas), Nexogy, Inc., T3 Communications, Inc. and Next Level Internet, Inc.
10.3	Promissory Note, dated February 2, 2024, made by each of Verve Cloud, Inc. (Nevada), Verve Cloud, Inc. (Texas), Nexogy, Inc., T3 Communications, Inc. and Next Level Internet, Inc., to the order of Thermo Communications Funding, LLC and Aegis Venture Fund, LLC.
10.4	Intercreditor Agreement, dated as of February 2, 2024, between Post Road Administrative LLC, as administrative and collateral agent for the Post Road Lenders, and Thermo Communications Funding, LLC, as administrative and collateral agent for the AR Lenders, and acknowledged and agreed by Aegis Venture Fund, LLC, Verve Cloud, Inc. (Nevada), Verve Cloud, Inc. (Texas), Nexogy, Inc., T3 Communications, Inc. and Next Level Internet, Inc.
10.5	Form of Second Extension and Forbearance Agreement, dated as of February 2, 2024, between Digerati Technologies and the noteholder named therein.
10.6	Extension and Forbearance Agreement, dated as of February 2, 2024, between Verve Cloud, Inc. and Jeffrey Posner.
10.7	Extension and Forbearance Agreement, dated as of February 2, 2024, between Verve Cloud, Inc. and The Jerry and Lisa Morris Revocable Trust.
10.8	Extension and Forbearance Agreement, dated as of February 2, 2024, among SkyNet Telecom, LLC, Verve Cloud, Inc., Digerati Technologies, Inc., the Estate of Paul Golibart and Jerry Ou.
10.9	Second Extension and Forbearance Agreement, dated as of February 2, 2024, between Digerati Technologies, Inc. and Jefferson Street Capital, LLC.
10.10	Warrant Exchange Agreement, dated as of February 2, 2024, between Digerati Technologies, Inc. and Jefferson Street Capital, LLC.
10.11	Amendment to Promissory Notes, dated as of February 2, 2024, between Digerati Technologies, Inc. and Jefferson Steet Capital, LLC.
10.12	Second Extension and Forbearance Agreement, dated as of February 2, 2024, between Digerati Technologies, Inc. and Mast Hill Fund, L.P.
10.13	Warrant Exchange Agreement, dated as of February 2, 2024, between Digerati Technologies, Inc. and Mast Hill Fund, L.P.
10.14	Amendment to Promissory Notes, dated as of February 2, 2024, between Digerati Technologies, Inc. and Mast Hill Fund, L.P.
10.15	Second Extension and Forbearance Agreement, dated as of February 2, 2024, between Digerati Technologies, Inc. and FirstFire Global Opportunities Fund, LLC.
10.16	Warrant Exchange Agreement, dated as of February 2, 2024, between Digerati Technologies, Inc. and FirstFire Global Opportunities Fund, LLC.
10.17	Amendment to Promissory Notes, dated as of February 2, 2024, between Digerati Technologies, Inc. and FirstFire Global Opportunities Fund, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Dated: February 8, 2024	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.
Chief Financial Officer